UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55610	80-0872648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560
New York, NY	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area code: (646) 237-7884

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 21, 2026, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MN8 Energy Holdings LLC, a Delaware limited liability company (“Holdings”), MN8 Energy LLC, a Delaware limited liability company (“MN8 Energy” and, together with Holdings, “MN8”), Monarch Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of MN8 Energy (“Merger Sub”), and Shareholder Representative Services LLC (“Securityholders’ Representative”), solely in its capacity as Securityholders’ Representative, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of MN8 Energy.

The Board of Directors of the Company (the “Board”) has authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions and has resolved to recommend that the Company’s members adopt the Merger Agreement and approve the Merger, subject to the terms and conditions of the Merger Agreement.

Merger Consideration

At the time at which the Merger becomes effective (the “Effective Time”), subject to the election procedures and proration provisions described below, each share of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Company Shares owned immediately prior to the Effective Time (i) by the Company as treasury interests, (ii) by Holdings or MN8 Energy or (iii) by any direct or indirect wholly owned subsidiary of the Company or Holdings, which, in each case, immediately prior to the Effective Time will be canceled for no consideration and cease to exist (the Company Shares in the foregoing clauses (i) – (iii), collectively, the “Canceled Shares”)) will be canceled and converted automatically into (x) the right to receive at the election of the holder, one of the following forms of consideration set forth in (a) – (c) below, (y) a non-transferable contingent right to receive such holder’s pro rata portion of any amount released from the expense reserve held by the Securityholders’ Representative (the “Representative Reserve Release Amount”) in respect of each such Company Share if, as, when, and to the extent payable pursuant to the Merger Agreement and (z) a non-transferable contingent right to receive such holder’s pro rata portion of any post-closing additional consideration payable under the Merger Agreement in respect of each such Company Share if, as, when, and to the extent payable pursuant to the Merger Agreement (the “Post-Closing Additional Consideration Amount”).

Each holder of Company Shares (other than Canceled Shares) may elect to receive one of the following forms of consideration for each share held, subject to the election procedures and proration provisions described below:

(a)	cash in an amount, without interest, equal to the Per Share Consideration (as defined below), subject to the Maximum Cash Election Amount (as defined below) (the “Cash Election Consideration”);

(b)	a number of common units representing limited liability company interests in Holdings (“MN8 Common Units”), rounded to the nearest whole MN8 Common Unit, equal to the quotient of (i) the Per Share Consideration divided by (ii) the per-unit value of MN8 Common Units (the “MN8 Common Unit Value”), determined under the Merger Agreement by dividing Holdings’ equity value (as determined under the Merger Agreement) by the total number of MN8 Common Units outstanding on a fully diluted basis as of immediately prior to the Effective Time (the “Equity Election Consideration”); or

(c)	a combination of (i) cash, without interest, in an amount equal to the product of (A) the Per Share Consideration, multiplied by (B) 50% (such amount, the “Mixed Election Cash Consideration”) and (ii) a number of MN8 Common Units, rounded to the nearest whole MN8 Common Unit, equal to the quotient of (A) the Per Share Consideration minus the Mixed Election Cash Consideration, divided by (B) the MN8 Common Unit Value (the “Mixed Election Equity Consideration” and, together with the Mixed Election Cash Consideration and subject to the Maximum Cash Election Amount, the “Mixed Election Consideration”).

“Per Share Consideration” will be an amount in cash equal to (i) (A) the base purchase price of $375,000,000, minus (B) the Company’s transaction expenses (including, among other things, (1) fees, costs and expenses payable to its legal counsel, accountants, financial advisors and proxy solicitation providers, (2) “single-trigger” transaction and change-in-control bonuses payable as a result of the consummation of the Merger and certain executive severance expenses and (3) certain out-of-pocket expenses incurred in connection with the termination or cancellation of the Company’s long-term incentive units, but excluding “double-trigger” payments arising as a result of both the consummation of the Merger and the occurrence of one or more post-closing events), determined through the Effective Time and including amounts becoming due at the Effective Time, (such amount, the “Closing Company Transaction Expenses”), minus (C) the $5,000,000 expense reserve held by the Securityholders’ Representative (the “Reserve Amount”), minus (D) the $25,000,000 Additional Consideration Holdback Amount, as defined below, plus (E) any portion of the $25,000,000 Additional Consideration Holdback Amount payable at Closing, as defined below, in accordance with the Merger Agreement (the “Closing Additional Consideration Amount”) divided by (ii) the total number of Company Shares issued and outstanding immediately prior to the Effective Time (other than Canceled Shares), together with the Company Shares underlying outstanding restricted stock units and performance stock units (with performance stock units counted on the same basis used to determine their conversion, as described below in “Treatment of Equity Awards”).

The “Maximum Cash Election Amount” will be an amount equal to $125,000,000 minus (i) (A) the $5,000,000 Reserve Amount, (B) the $25,000,000 Additional Consideration Holdback Amount and (C) an amount equal to 28.5% of the Closing Company Transaction Expenses, plus (ii) the Closing Additional Consideration Amount payable at the closing of the Transactions (the “Closing” and the date on which the Closing actually takes place the “Closing Date”), if any. The ability of a holder to receive the form of consideration elected, or deemed to be elected, will depend on the elections of other holders. If a holder elects to receive the Cash Election Consideration or the Mixed Election Consideration, the holder may not receive the exact allocation elected by such holder, and may instead receive a pro rata amount of cash, with the remainder paid instead in MN8 Common Units.

Pursuant to the Merger Agreement, $25,000,000 of the cash consideration otherwise payable to holders (the “Additional Consideration Holdback Amount”) will be withheld at Closing and will become payable to holders only to the extent earned based on the achievement of certain milestones related to a specified project. The amount of the Additional Consideration Holdback Amount earned will be based on the proportion of the project’s total megawatt of direct current (dc) generating capacity that achieves “In Service” status by the applicable measurement date, subject to determination in accordance with, and any adjustments and dispute-resolution procedures set forth in, the Merger Agreement. If the Closing Date occurs on or after January 15, 2027, the full amount of the Additional Consideration Holdback Amount earned as of December 31, 2026 will be included in the Closing Additional Consideration Amount, reflected accordingly in the calculations of the Per Share Consideration and Maximum Cash Election Amount described above, and no Post-Closing Additional Consideration Amount will be payable. If the Closing Date occurs prior to January 15, 2027, any remaining Additional Consideration Holdback Amount earned between the Closing Date and December 31, 2026 may become payable following the Closing Date as the Post-Closing Additional Consideration Amount, subject to the terms and limitations of the Merger Agreement.

The MN8 Common Units issuable to holders of Company Shares pursuant to the Merger Agreement will represent limited liability company interests in Holdings and will be governed by the amended and restated limited liability company agreement of Holdings to be effective at the Effective Time, substantially in the form attached as Exhibit C to the Merger Agreement (the “A&R Holdings LLC Agreement”). The MN8 Common Units will be subject to the transfer, confidentiality, information rights and other restrictions set forth in the A&R Holdings LLC Agreement; however, Company holders will be permitted to transfer their MN8 Common Units issued pursuant to the Merger Agreement without Holdings’ consent or notice to members, subject to applicable law and any applicable initial public offering (“IPO”) lock-up restrictions, and any IPO lock-up applicable to Company holders will be no more restrictive than those applicable to other holders of MN8 Common Units. The A&R Holdings LLC Agreement also provides that the Company (if such designation is made prior to the Effective Time) or the Securityholders’ Representative (if such designation is made after the Effective Time) will have the right to designate one director to the Holdings board (the “Greenbacker Director”), or in certain circumstances a non-voting observer, from the Effective Time until the earlier of an IPO or an alternative liquidity transaction. The appointment of the Greenbacker Director (and any replacement thereof) will be subject to approval of the board of directors of Holdings, acting reasonably. After the Effective Time, the Securityholders’ Representative will have the right to remove and replace the Greenbacker Director and fill any vacancy. The A&R Holdings LLC Agreement also includes mechanics for an IPO reorganization and for an alternative liquidity transaction. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of the A&R Holdings LLC Agreement attached as Exhibit C to the Merger Agreement filed as Exhibit 2.1 hereto.

Election Mechanics

Subject to the terms of the Merger Agreement, MN8 Energy will cause the paying agent to make available and mail an election form to holders of Company Shares as promptly as reasonably practicable after (but, in any event, not earlier than ten business days following) the date the Company commences mailing the definitive proxy statement/prospectus to its members, and in any event no less than 30 days prior to the Election Deadline (as defined below). Each holder of Company Shares (other than Canceled Shares) may elect the form of consideration by submitting (i) a properly completed election form, (ii) share certificates corresponding to their Company Shares (if any) and (iii) a letter of transmittal (the foregoing clauses (i) – (iii), collectively, the “Required Materials”) to the paying agent by 5:00 p.m. (Eastern Time) on the date that is five business days prior to the anticipated Closing Date or such other date as mutually agreed by the Company and MN8 Energy (the “Election Deadline”). The Company will publicly announce the Election Deadline at least five business days prior to the Election Deadline. Holders may change or revoke an election at any time before the Election Deadline by submitting new Required Materials to the paying agent by the Election Deadline. Each Company Share for which an election is not validly made on an election form, or for which an election form has been revoked, deemed revoked or lost before the Election Deadline, will be deemed to have elected the Equity Election Consideration.

Treatment of Equity Awards

Each deferred stock unit granted to a member of the Board and each restricted stock unit awarded under the Company’s equity incentive plan that vests solely based on the passage of time (each of the foregoing, a “Company RSU”), in each case that is outstanding immediately prior to the Effective Time, whether vested or unvested, will, as of the Effective Time, be deemed to be fully vested and will be canceled and converted into, and represent only, in full satisfaction of the rights of such holder with respect thereto, for each Company Share subject to such Company RSU immediately prior to the Effective Time, (i) the right to receive the Mixed Election Consideration (subject to proration as described under “Merger Consideration” above), (ii) a non-transferable contingent right to receive the holder’s pro rata portion of the Representative Reserve Release Amount in respect of each such Company Share subject to such Company RSU if, as, when, and to the extent payable pursuant to the Merger Agreement and (iii) a non-transferable contingent right to receive the holder’s pro rata portion of the Post-Closing Additional Consideration Amount in respect of each such Company Share subject to such Company RSU if, as, when, and to the extent payable pursuant to the Merger Agreement.

Each restricted stock unit awarded under the Company’s equity incentive plan that vests on the achievement of performance goals (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will, as of the Effective Time, be deemed to be fully vested and will be canceled and converted into and represent only, in full satisfaction of the rights of such holder with respect thereto, for each Company Share subject to such Company PSU as of immediately prior to the Effective Time, based on (i) in the case of Company PSUs for which the applicable performance period is not completed as of immediately prior to the Effective Time, (A) with respect to each Company PSU granted in 2024, 50% of the target performance level and (B) with respect to each Company PSU granted in 2025 or 2026, 100% of the target performance level, and (ii) in the case of Company PSUs for which the applicable performance period is completed as of immediately prior to the Effective Time, actual performance as determined by the Compensation Committee of the Board as of the last day of such performance period: (x) the right to receive the Mixed Election Consideration (subject to proration as described under “Merger Consideration” above), (y) a non-transferable contingent right to receive the holder’s pro rata portion of the Representative Reserve Release Amount in respect of each such Company Share subject to such Company PSU if, as, when, and to the extent payable pursuant to the Merger Agreement and (z) a non-transferable contingent right to receive the holder’s pro rata portion of the Post-Closing Additional Consideration Amount in respect of each such Company Share subject to such Company PSU if, as, when, and to the extent payable pursuant to the Merger Agreement.

Representations, Warranties and Covenants; Regulatory Efforts

The Merger Agreement contains customary representations and warranties of the parties to the Merger Agreement relating to their respective businesses, financial statements and other matters, in each case generally subject to customary materiality and knowledge qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and MN8, including covenants relating to conducting their respective businesses in the ordinary course of business and refraining from taking certain actions without the consent of the other party, subject to certain exceptions.

Subject to certain qualifications, each party has agreed to use its reasonable best efforts to consummate the Merger and the other Transactions, including using reasonable best efforts to obtain required regulatory and third party approvals, provided that Holdings and its controlled affiliates are not required to take any action that involves the divestiture of any of their respective businesses, assets or properties, or take any action with respect to the business, assets or properties of the Company if doing so would reasonably be expected to have a material adverse effect on the Company and its subsidiaries.

Under the Merger Agreement, subject to applicable law and to the extent not prohibited by any judgment, Holdings will use reasonable best efforts to (i) prepare and mail a consent solicitation statement to its members and the members of MN8 Energy for the purpose of obtaining certain consents required in connection with the Transactions (the “Consent Solicitation Consents”), with such mailing to occur no later than three business days after the registration statement on Form S-4 in connection with the issuance of MN8 Common Units in the Merger (the “S-4”) is declared effective under the Securities Act of 1933 and (ii) obtain the Consent Solicitation Consents as promptly as reasonably practicable after the S-4 is declared effective under the Securities Act of 1933 and, in any event, no later than the date that the Company Member Approval (as defined below) is obtained.

The Merger Agreement provides for certain post-closing covenants by Holdings, pursuant to which, and on the terms and subject to the conditions set forth in the Merger Agreement, within 120 days following the Effective Time, Holdings will use its commercially reasonable efforts to cause Holdings, MN8 Energy or any entity formed pursuant to reorganization of Holdings in contemplation of an initial public offering (the “IPO Entity”) to file with the Securities and Exchange Commission (the “SEC”) a draft registration statement (which filing may be confidential pursuant to the rules and regulations of the SEC) relating to an IPO that, if consummated, would result in gross proceeds to the IPO Entity from such offering of at least $250,000,000 and, thereafter, use commercially reasonable efforts to, among other things, cause the IPO to be consummated, in each case subject to market conditions and the sole discretion of the board of directors of the IPO Entity. Under the terms of the Merger Agreement, such obligation expires on the date that is 18 months following the Closing Date (the “Liquidity Date”). In connection with an IPO, the holders of MN8 Common Units will be subject to lock-up restrictions as described above. Subject to the terms of the Merger Agreement, to the extent that an IPO is not consummated by the Liquidity Date, Holdings will use commercially reasonable efforts to consummate within the 12-month period thereafter an alternative liquidity transaction pursuant to which holders of Company Shares immediately prior to the Effective Time that received MN8 Common Units as merger consideration (and their permitted transferees) would be offered an opportunity to sell or otherwise dispose of such MN8 Common Units, pro rata with certain other members of Holdings, at a price per MN8 Common Unit intended to be not less than the Per Share Consideration.

No Solicitation; Change in Recommendation

Subject to certain exceptions, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed that it will not, and will cause its subsidiaries and its and their respective directors and officers not to, directly or indirectly, (i) initiate, solicit, knowingly facilitate or knowingly encourage the submission of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal (as defined in the Merger Agreement), (ii) engage in any discussions or negotiations regarding, or furnish any non-public information in connection with, any Takeover Proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a Takeover Proposal.

Notwithstanding these restrictions, prior to obtaining the affirmative vote of holders of at least a majority of the total outstanding interests of the Company to adopt and approve the Merger Agreement (the “Company Member Approval”), if the Board receives an unsolicited bona fide written Takeover Proposal that did not result from a material breach of its non-solicitation obligations, and the Board determines in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Takeover Proposal constitutes, or would reasonably be expected to lead to, a proposal which (i) if consummated would be more favorable from a financial point of view to the holders of Company Shares than the Merger and (ii) is reasonably likely to be consummated on the terms proposed, in each case taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal and of the Merger Agreement (a “Superior Proposal”), the Board may, subject to the terms and conditions of the Merger Agreement, furnish non-public information to, and engage in discussions or negotiations with, the person making such Takeover Proposal, and may withhold, withdraw, qualify or modify its recommendation in favor of the Merger or terminate the Merger Agreement to enter into a definitive agreement providing for such Superior Proposal.

In addition, prior to obtaining the Company Member Approval, the Board may change its recommendation to its members in connection with the Merger, subject to complying with certain notice and other specified conditions in the Merger Agreement, including giving the other party an opportunity to propose revisions to the terms of the Merger Agreement during a match right period.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including: (i) the absence of any judgment or other restraint issued by any governmental authority of competent jurisdiction enjoining or otherwise prohibiting consummation of the Merger, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the receipt of authorization from the Federal Energy Regulatory Commission pursuant to Section 203 of the Federal Power Act for the Merger, (iv) the receipt of authorization from the New York State Public Service Commission in accordance with the New York Public Service Law for the Merger, (v) the Company Member Approval and (vi) Holdings’ receipt of certain actual or deemed consents of the applicable holders of equity interests of Holdings, MN8 Energy and Merger Sub required in connection with the consummation of the Transactions. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the absence of any material adverse effect with respect to the Company or Holdings, as applicable, since the execution of the Merger Agreement. The obligation of the Company to consummate the Merger is additionally conditioned on the consummation by Holdings and MN8 Energy of certain pre-closing transactions under the Merger Agreement in all material respects.

The obligations of Holdings, MN8 Energy and Merger Sub to consummate the Merger are not subject to a financing condition.

Termination

The Merger Agreement contains certain termination rights for the parties, including (i) termination by mutual written consent of the Company and Holdings or (ii) termination by either Holdings or the Company if (A) the Effective Time has not occurred on or before February 15, 2027, subject to automatic extension until May 15, 2027, under certain circumstances for the purpose of obtaining certain regulatory approvals, and subject to a further right of the Company, exercisable once by written notice to Holdings, to extend such then current date by up to 40 business days after the later of (x) the earlier of (1) the date of the mailing of the proxy statement/prospectus in accordance with the terms of the Merger Agreement and (2) five business days after the S-4 is declared effective under the Securities Act of 1933 and (y) the date of the mailing of the consent solicitation statement (such date, the “Outside Date”), (B) the Company Member Approval is not obtained at the meeting of the Company’s members or (C) any legal restraint having the effect of prohibiting the consummation of the Merger has become final and non-appealable. In addition, the Merger Agreement may be terminated (i) by Holdings if (A) the Company has breached its representations, warranties or covenants in the Merger Agreement in a manner that would cause the related closing conditions not to be satisfied, subject to certain qualifications and a cure period or (B) prior to the meeting of the Company’s members, the Board has changed its recommendation in favor of the Merger; and (ii) by the Company if (A) Holdings, MN8 Energy or Merger Sub has breached its representations, warranties or covenants in the Merger Agreement in a manner that would cause the related closing conditions not to be satisfied, subject to certain qualifications and a cure period, (B) prior to obtaining the approval of the Company’s members, the Company terminates in order to enter into a definitive agreement implementing a Superior Proposal (subject to payment of the termination fee, as described below) or (C) the required consents of Holdings’ members have not been received by the time the Company Member Approval is obtained.

The Company will be required to pay Holdings a termination fee of $11,250,000 (the “Company Termination Fee”) in the following circumstances:

(a)	if the Merger Agreement is terminated by Holdings because of a change in the recommendation of the Board in connection with the Merger;

(b)	if the Merger Agreement is terminated by the Company in order to enter into a definitive agreement implementing a Superior Proposal; or

(c)	if the Merger Agreement is terminated by either party due to failure to obtain the Company Member Approval or due to the expiration of the Outside Date without the Company Member Approval having been obtained, and (i) a bona fide Takeover Proposal (in the case of this clause (c), a proposal to acquire 50% or more of the Company’s outstanding interests or consolidated assets) was publicly made after the date of the Merger Agreement and not publicly withdrawn prior to the meeting of the Company’s members, and (ii) within 12 months after termination the Company consummates, or enters into a definitive agreement providing for and later consummates, a Takeover Proposal.

In the event the Company Termination Fee is paid, such payment will be the sole and exclusive monetary remedy of Holdings and its affiliates against the Company and its affiliates for any loss suffered as a result of the failure of the Merger to be consummated, except that the Company will remain liable for damages resulting from willful breach of the Merger Agreement or fraud (and any Company Termination Fee paid to Holdings will be credited against any such damages in excess of the Company Termination Fee).

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain members of MN8 entered into voting agreements with MN8 and certain of its affiliates (the “Voting Agreements”), the forms of which are attached as exhibits to the Merger Agreement.

Pursuant to the Voting Agreements, from the date of each agreement until the valid termination of the Merger Agreement, each such member irrevocably consented to and approved the Merger and the related transactions contemplated by the Merger Agreement (including the issuance of MN8 Common Units to holders of Company Shares and the MN8 pre-closing restructuring steps contemplated by the Merger Agreement). The foregoing description does not purport to be complete and is qualified in its entirety by reference to the forms of such agreements attached as exhibits to the Merger Agreement filed as Exhibit 2.1 hereto.

Additional Information

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Holdings, MN8 Energy or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Holdings or MN8 Energy. None of the Company’s members, security holders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Holdings, MN8 Energy or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a confidential disclosure letter delivered by the Company to Holdings, MN8 Energy and Merger Sub in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to members, security holders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonus for Michael Cunningham

On July 21, 2026, in accordance with the Merger Agreement, the Company granted a retention bonus to certain employees of the Company and its subsidiaries (including Michael Cunningham, Chief Accounting Officer), in light of their significant contributions to the Company prior to and in connection with the Transactions, to increase the likelihood of the successful operation of the Company during the period prior to the completion of the Transactions and to promote the retention and continued focus of certain key employees through and following the completion of the Transactions. The amount of Mr. Cunningham’s retention bonus is equal to three months of his current base salary, which will be payable in full in the event he remains employed through the three-month anniversary of the Effective Time.

Item 7.01 Regulation FD Disclosure.

On July 22, 2026, the Company and Holdings issued a joint press release announcing the execution of the Merger Agreement, as described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Additionally, the Company posted to its website an investor presentation describing the Merger, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Important Information and Where to Find It

In connection with the proposed transaction, Holdings will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and a prospectus of Holdings. A definitive proxy statement/prospectus (if and when available) will be mailed to the members of the Company, and each of Holdings and the Company may file other relevant documents with the SEC regarding the proposed transaction.

This communication is not intended to be, and is not, a substitute for the registration statement, the proxy statement/prospectus or any other document that Holdings or the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other relevant documents, in each case if and when such documents are filed with the SEC, on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Holdings will be available free of charge from Holdings on Holdings’ website at www.mn8energy.com or by directing a request to Investor Relations, MN8 Energy Holdings LLC, c/o MN8 Energy, LLC, 1155 Avenue of the Americas, 27th Floor, New York, NY 10036, Tel. No. (332) 245-4052. Copies of the documents filed with the SEC by the Company will be available free of charge from the Company on the Company’s website at www.greenbackercapital.com. The information included on, or accessible through, Holdings’ or the Company’s website is not incorporated by reference into this communication.

Participants in the Solicitation

The Company, Holdings, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information regarding directors and executive officers of Holdings, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the registration statement on Form S-4, once it becomes available.

Information about the Company’s directors and executive officers is available in the Company’s Form 10-K filed with the SEC on March 9, 2026, the Company’s Form 10-K/A filed with the SEC on April 30, 2026, and other documents subsequently filed by the Company with the SEC. Information about Holdings’ directors and executive officers will be set forth in the proxy statement/prospectus relating to the proposed transaction if and when it is filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available. These documents will be available free of charge from the sources indicated above.

No Offer or Solicitation

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” regarding the potential acquisition of the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Various statements in this communication, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “will,” “should,” “would,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions.

We caution all readers that the forward-looking statements contained in this communication are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the numerous risks and uncertainties. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the proposed transaction will not be satisfied, including the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the Company’s or Holdings’ members may not approve the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee pursuant to the Merger Agreement; the possibility that competing offers or transaction proposals may be made; the risk of member or security holder litigation relating to the proposed transaction, including resulting expense or delay; the possibility that the proposed transaction will not be completed in the expected timeframe or at all; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; potential adverse effects on the businesses of Holdings or the Company during the pendency of the proposed transaction, such as the ability of Holdings and the Company to attract, retain and hire key personnel and to maintain relationships with customers, suppliers and others with whom Holdings or the Company does business, employee departures, diversion of management’s time and attention from ordinary course business operations, or certain restrictions during the pendency of the proposed transaction that may impact Holdings’ or the Company’s ability to pursue certain business opportunities or strategic transactions; the risks related to non-achievement of any milestone on which the Closing Additional Consideration Amount and the Post-Closing Additional Consideration Amount depend and that Company holders will not receive all or any portion of the Closing Additional Consideration Amount or the Post-Closing Additional Consideration Amount; the potential that the expected benefits, synergies and opportunities of the proposed transaction, if completed, may not be realized or may take longer to realize than expected; risks related to the integration of the Company into Holdings subsequent to the closing of the proposed transaction and the timing of such integration, including the risk that the combined company may not be able to achieve the expected growth prospects; and the risk any additional liquidity event contemplated by the merger agreement is not timely consummated by Holdings or at all and the risk that any such liquidity event may not provide the liquidity or return on investment that investors consider adequate.

A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including in the sections captioned “Forward-Looking Statements” and “Item 1A. Risk Factors,” and in its subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC.

We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 21, 2026, by and among Greenbacker Renewable Energy Company LLC, MN8 Energy Holdings LLC, MN8 Energy LLC, Monarch Merger Sub, LLC and Shareholder Representative Services LLC.

99.1	Joint press release issued by Greenbacker Renewable Energy Company LLC and MN8 Energy Holdings LLC, dated July 22, 2026.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBACKER RENEWABLE ENERGY CO LLC

Date: July 22, 2026	By:	/s/ Daniel de Boer
	Name:	Daniel de Boer
	Title:	Chief Executive Officer